EXHIBIT 10.19


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                 ASSOCIATED BUSINESS & COMMERCE HOLDINGS, INC.,

            ERROL BADER, LAWRENCE J. MARCHBANKS, FREDERICK R. PROUT,
                      DANIEL J. WEBBER AND JAMES L. WILSON

                                       AND

                             TIG REINSURANCE COMPANY

                          DATED AS OF DECEMBER 4, 1996


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                                TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                    ARTICLE I

                                 AUTHORIZATION;
                           PURCHASE AND SALE; CLOSING                 Page
                                                                       No.
                                                                      ----

         1.01  Authorization..........................................  1
         1.02  Purchase and Sale......................................  2
         1.03  First Closing..........................................  2
         1.04  Second Closing.........................................  2
         1.05  Optional Repurchase....................................  4
         1.06  Further Assurances.....................................  4

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE FOUNDERS

         2.01  Corporate Organization and Qualification; Charter
                       Documents......................................  5
         2.02  Capital Stock; Series I Preferred Shares...............  5
         2.03  Authority..............................................  7
         2.04  Non-Contravention; Approvals and Consents..............  8
         2.05  Offering of Purchased Shares...........................  9
         2.06  Brokers ...............................................  9
         2.07  Other Representations and Warranties...................  9

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF TIG

         3.01  Organization........................................... 10
         3.02  Corporate Authority.................................... 10
         3.03  Non-Contravention; Approvals and Consents.............. 10
         3.04  Nature of Purchase..................................... 11
         3.05  Brokers ............................................... 11

                                   ARTICLE IV

                            AGREEMENTS OF THE PARTIES

         4.01  Restrictions on Certain Transfers; Rights of
                       First Refusal; Participation Rights............ 11
         4.02  Preemptive Rights...................................... 15

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                                                                      Page
                                                                       No.
                                                                      ----

         4.03  Designee Director...................................... 15
         4.04  Indemnification and Expenses........................... 16
         4.05  Access  ............................................... 17
         4.06  Lost Securities........................................ 17
         4.07  Issuance of Capital Stock.............................. 17
         4.08  Public Offering........................................ 18
         4.09  Use of Proceeds........................................ 18
         4.10  Charter and By-Law Amendments.......................... 18
         4.11  Legend on Certificates................................. 18
         4.12  URC Options............................................ 19


                                    ARTICLE V

                       ADDITIONAL COVENANTS OF THE COMPANY

         5.01  Affirmative Covenants.................................. 19
         5.02  Negative Covenants..................................... 19
         5.03  Financial Covenants.................................... 20

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01  Survival of Representations, Warranties,
                       Covenants and Agreements....................... 20
         6.02  Amendment and Waiver................................... 20
         6.03  Notices................................................ 20
         6.04  Entire Agreement....................................... 21
         6.05  Public Announcements................................... 22
         6.06  No Third Party Beneficiary............................. 22
         6.07  No Assignment; Binding Effect.......................... 22
         6.08  Headings............................................... 22
         6.09  Invalid Provisions..................................... 22
         6.10  Governing Law.......................................... 23
         6.11  Consent to Jurisdiction and Service of Process......... 23
         6.12  Counterparts........................................... 23

                                    EXHIBITS

 EXHIBIT A        Secretary's Certificate

 EXHIBIT B        Opinion of Counsel to the Company

 EXHIBIT C        Amendment to Articles of Incorporation


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                          SECURITIES PURCHASE AGREEMENT

        Securities Purchase Agreement (this "AGREEMENT")made and entered into this 4th day of December, 1996, by and among ASSOCIATED BUSINESS & COMMERCE HOLDINGS, INC., a Florida corporation (the "COMPANY"), ERROL BADER, LAWRENCE J. MARCHBANKS, FREDERICK R. PROUT, DANIEL J. WEBBER and JAMES L. WILSON (such individuals being referred to herein individually as a "FOUNDER" and collectively as the "FOUNDERS") and TIG REINSURANCE COMPANY, a Connecticut corporation ("TIG").

                                    RECITALS

        WHEREAS, the Company desires to sell, and TIG desires to purchase, shares of Class B Common Stock, par value $.01 per share, of the Company (the "CLASS B COMMON STOCK") and shares of Cumulative Convertible Preferred Stock, Series I, par value $.01 per share, of the Company (the "SERIES I PREFERRED STOCK"), all on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and TIG are entering into (i) a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") providing for the registration for sale by the Company under certain circumstances of TIG's shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK"), (ii) a Term Loan Agreement pursuant to which TIG is lending $3,912,908 to the Company, upon the terms and conditions described therein (the "TERM LOAN AGREEMENT"), and
(iii) an Agreement as to Reinsurance pursuant to which the Company will reinsure with TIG certain insurance policies issued by the Company, upon the terms and conditions described therein (the "REINSURANCE AGREEMENT");

        NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                 AUTHORIZATION;
                           PURCHASE AND SALE; CLOSING

        1.01 AUTHORIZATION. The Company has duly authorized in accordance with the applicable provisions of the Florida Business Corporation Act (the "FBCA") and the Articles of Incorporation of the Company (the "ARTICLES OF INCORPORATION") the issuance and sale to TIG of 87,092 shares of Class B Common Stock and 2,912,908 shares of Series I Preferred Stock pursuant to this Agreement. The Series I Preferred Stock has the rights,

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restrictions, privileges and preferences set forth in the articles of amendment to the Articles of Incorporation relating to the Series I Preferred Stock (the "ARTICLES OF AMENDMENT"). The Company has adopted and filed the Articles of Amendment with the Secretary of State of the State of Florida in accordance with the applicable provisions of the FBCA.

        1.02 PURCHASE AND SALE. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, simultaneously with the execution and delivery of this Agreement the Company is issuing and selling to TIG, and TIG is purchasing from the Company, 87,092 shares of Class B Common Stock (the "CLASS B SHARES") at a purchase price of $1.00 per share.

        1.03 FIRST CLOSING. At the closing of the purchase and sale of the Class B Shares under this Agreement (the "FIRST CLOSING"), the Company is delivering to TIG a certificate or certificates representing the Class B Shares registered in the name of TIG, against payment to the Company of an aggregate purchase price for the Class B Shares of $87,092 by wire transfer in immediately available United States funds to an account designated by the Company. In addition, at the First Closing, the Company is (a) causing to be delivered to TIG (i) a certificate, dated the date of this Agreement and executed by the Secretary of the Company, substantially in the form and to the effect of EXHIBIT A hereto and (ii) an opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, dated the date of this Agreement, substantially in the form and to the effect of EXHIBIT B hereto, and (b) causing a nominee of TIG to be elected as a director of the Company, in the manner contemplated by SECTION 4.03(A). The date of the First Closing is referred to herein as the "FIRST CLOSING DATE."

        1.04 SECOND CLOSING. (a) Subject to the satisfaction of each of the conditions set forth in PARAGRAPH (C) below, on a date and at a place mutually acceptable to the Company and TIG but in no event more than three (3) business days following satisfaction of the condition set forth in clause (i) of PARAGRAPH (C) below, the Company will issue and sell to TIG, and TIG will purchase from the Company, 2,912,908 shares of Series I Preferred Stock (the "SERIES I PREFERRED SHARES" and, together with the Class B Shares, the "PURCHASED SHARES"), at a purchase price of $1.00 per share. At the closing of the purchase and sale of the Series I Preferred Shares under this Section (the "SECOND CLOSING"), the Company shall deliver to TIG a certificate or certificates representing the Series I Preferred Shares registered in the name of TIG, and TIG shall pay the aggregate purchase for the Series A Preferred Shares by (i) paying to the Company $2,000,000 by wire transfer in immediately available United States funds to an account designated by the Company and (ii) delivering to the Company for cancellation the B Note (as defined in the Term Loan Agreement). The Company shall

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cancel the B Note upon receipt thereof and the B Note shall be deemed discharged in full. In addition, at the Second Closing, the Company shall exchange, on a share for share basis, all of the Class B Shares held by TIG for shares of Common Stock (the "EXCHANGE"). TIG shall deliver to the Company the certificate or certificates representing the Class B Shares and the Company shall deliver to TIG a certificate or certificates representing the shares of Common Stock issued in exchange therefore.

        (b) Following the First Closing, TIG and the Company shall cooperate with each other in seeking to obtain all approvals from the Florida Department of Insurance (the "FDOI") necessary or required in order to consummate the sale of the Series I Preferred Shares and to effect the Exchange, and each of TIG and the Company shall agree to any reasonable conditions imposed on it by the FDOI in order to obtain such approvals.

        (c) The obligation of TIG to consummate the purchase and sale of the Series I Preferred Shares shall be subject to the satisfaction of each of the following conditions: (i) TIG shall have determined, in its sole discretion, that all regulatory approvals necessary or required in order to consummate the purchase and sale of the Series I Preferred Shares and to effect the Exchange (including all necessary approvals of the FDOI) have been obtained; (ii) no court of competent jurisdiction or other competent Governmental or Regulatory Authority (as defined in SECTION 2.04(A)) shall have enacted, issued, promulgated, enforced or entered any Law or Order which has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Series I Preferred Shares or the Exchange; (iii) the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date of the Second Closing or, in the case of representations and warranties made as of a specified date earlier than the date of the Second Closing, on and as of such earlier date;
(iv) no Default or Event of Default (each as defined in the Term Loan Agreement) shall have occurred and be continuing; PROVIDED, that for purposes of satisfying this condition, the transactions contemplated by PARAGRAPH (A) above will be deemed to have been effected on the First Closing Date; (v) the Company shall have amended the Articles of Incorporation as provided in EXHIBIT C hereto; and
(vi) all corporate proceedings to be taken on the part of the Company in connection with the issuance and the sale of the Series I Preferred Shares to TIG and the Exchange and all documents incident thereto shall be reasonably satisfactory in form and substance to TIG and the Company, and TIG shall have received copies of all such documents and other evidence as TIG may reasonably request in connection with such proceedings, including a certificate executed on behalf of the Company by a duly authorized officer stating that the conditions set forth in clauses (iii), (iv) and (v) above have been satisfied.

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        (d)  Notwithstanding anything in this SECTION 1.04 to the contrary, the obligation of TIG to purchase the Series I Preferred Shares and effect the Exchange shall terminate, without liability on the part of either party under this SECTION 1.04 other than by reason of its breach of any provision hereof, on the earlier to occur of (i) the date of issuance of a final nonappealable order of the FDOI denying approval of the transactions contemplated by PARAGRAPH (A) above and (ii) March 4, 1997 (such earlier date, the "REPURCHASE DATE").

        (e) On the business day next following the Repurchase Date, at the offices of the Company unless otherwise agreed, TIG will sell to the Company, at a purchase price of $1.00 per share, a number of shares of Class B Common Stock such that immediately following such sale, TIG will own 28.89% of the total number of shares of Common Stock and Class B Common Stock outstanding on a fully diluted basis (excluding shares issuable upon conversion of the loan outstanding under the Term Loan Agreement), by delivering to the Company a certificate or certificates representing such shares. In consideration for such sale, the principal amount of the B Loan Note (as defined in the Term Loan Agreement) shall be increased by an amount equal to the aggregate purchase price for such shares.

        1.05 OPTIONAL REPURCHASE. From and after the Repurchase Date and the purchase of shares of Class B Common Stock by the Company pursuant to SECTION 1.04(E), the Company shall have the right, at its sole option, to purchase all, but not less than all, of the shares of Class B Common Stock owned by TIG, at a purchase price of $1.00 per share, so long as simultaneously therewith the Company prepays all amounts outstanding under the Term Loan Agreement. Any purchase by the Company pursuant to the preceding sentence shall occur on the date designated in a written notice to TIG by the Company, which date shall in no event be less than three (3) business days following receipt of such notice, at the principal offices of the Company unless otherwise agreed.

        1.06 FURTHER ASSURANCES. From and after the date hereof, the Company and the Founders will execute such further documents and instruments and take such further actions as may reasonably be requested by TIG to consummate the purchase of the Purchased Shares, to effect the Exchange and to effect the other purposes of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE FOUNDERS

        The Company and each of the Founders hereby represents and warrants to TIG as follows:

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        2.01  CORPORATE ORGANIZATION AND QUALIFICATION; CHARTER DOCUMENTS.

        (a) Each of the Company and its Subsidiaries (as defined below) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. SECTION 2.01 of the letter dated the date hereof and delivered to TIG by the Company concurrently with the execution and delivery of this Agreement (the "COMPANY DISCLOSURE LETTER") sets forth the name and jurisdiction of incorporation of the Company and each Subsidiary of the Company and each jurisdiction in which the Company and each such Subsidiary is qualified, licensed or admitted to do business. Except as disclosed in SECTION 2.01 OF THE COMPANY DISCLOSURE LETTER, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

        (b) The minute books, stock ledgers and other corporate documents of the Company and its Subsidiaries made available to TIG prior to the execution and delivery of this Agreement were true, complete and accurate records of the information set forth therein.

        2.02  CAPITAL STOCK; SERIES I PREFERRED SHARES.

        (a) The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 26,000,000 shares consisting of (i) 15,000,000 shares of Common Stock, of which 102,501 shares are duly and validly issued and outstanding (and no shares of which are held in treasury), each of which shares is fully paid and nonassessable, (ii) 1,000,000 shares of Class B Common Stock, none of which has ever been issued and (iii) 10,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"), 2,912,908 shares of which have been designated Series I Preferred Stock, and none of which has ever been issued. Except as set forth in SECTION 2.02 OF THE COMPANY DISCLOSURE LETTER and other than the shares of Common Stock

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reserved for issuance as provided in PARAGRAPH (C) below, as of the date hereof the Company has no shares of Common Stock or Preferred Stock reserved for issuance. All shares of Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in
SECTION 2.02 OF THE COMPANY DISCLOSURE LETTER, there are no (i) outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "OPTIONS"), obligating the Company or any of its Subsidiaries to issue, or obligating the Company, any of its Subsidiaries or any of the Founders to sell, any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which the Company or any of the Founders is a party in favor of any Person (as defined below) with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of the Company. As used in this Agreement, "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

        (b) The Class B Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Series I Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company, are effective to grant the preferences, limitations and relative rights contemplated by the Articles of Amendment and this Agreement to the holders thereof from time to time and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Purchased Shares is not subject to any preemptive rights or rights of first refusal created by the Company or otherwise existing.

        (c) The shares of Common Stock issuable upon conversion of the Series I Preferred Shares, upon the occurrence of the Exchange and upon conversion of the loan under the Term Loan Agreement have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal created by the Company or otherwise existing, except as provided hereunder, and when so issued, such shares will be duly authorized, validly issued, fully paid and nonassessable.

        (d) Except as disclosed in SECTION 2.02 OF THE COMPANY DISCLOSURE LETTER, all of the outstanding shares of

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capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "LIEN"). Except as disclosed in SECTION 2.02 OF THE COMPANY DISCLOSURE LETTER, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

        (e) Except as provided in this Agreement, in the Articles of Amendment or as disclosed in SECTION 2.02 OF THE COMPANY DISCLOSURE LETTER, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire shares of any capital stock of the Company or any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person.

        2.03 AUTHORITY. (a) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Articles of Amendment, including, without limitation, the issuance and sale of the Purchased Shares to TIG and the Exchange. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Articles of Amendment have been duly and validly approved by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Articles of Amendment, including, without limitation, under the FBCA, the Articles of Incorporation or the By-Laws of the Company (the "BYLAWS"). This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of

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whether such enforceability is considered in a proceeding in equity or at law).

        (b) Each of the Founders has full power and authority to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Founder and constitutes a legal, valid and binding obligation of each Founder enforceable against each Founder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2.04  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

        (a) The execution and delivery of this Agreement by the Company and each Founder do not, and the performance by the Company and each Founder of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries or any Founder under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or by-laws (or other comparable charter documents) of the Company or any of its Subsidiaries, (ii) any statute, law, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to the Company, any of its Subsidiaries or any Founder or any of their respective assets or properties, or (iii) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "CONTRACTS") to which the Company, any of its Subsidiaries or any Founder is a party or by which the Company, any of its Subsidiaries or any Founder or any of their respective assets or properties is bound.

        (b) Except for (i) the filing of the Articles of Amendment with the Secretary of State of the State of Florida (which filing has been made prior to the execution of this Agreement) and (ii) with respect to the transactions contemplated to take place at the Second Closing, compliance with the applicable sections of the Florida Statutes, no consent, approval

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or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required on the part of the Company or any Founder under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries or any Founder is a party or by which the Company or any of its Subsidiaries or any Founder or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company or any Founder, the performance by the Company or any Founder of their respective obligations hereunder or the consummation of the transactions contemplated hereby.

        2.05 OFFERING OF PURCHASED SHARES. Neither the Company, directly or indirectly, nor any agent on its behalf has offered any shares to be sold to TIG hereunder or any similar securities or has solicited an offer to acquire any such shares or any similar securities from any Person so as to require registration of the issuance and sale of any such shares to TIG under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

        2.06 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company and the Founders directly with TIG without the intervention of any Person on behalf of the Company or the Founders (other than Pegasus Advisors, Inc., which acted solely as a reinsurance intermediary) in such manner as to give rise to any claim for a finder's fee, brokerage commission or similar payment.

        2.07 OTHER REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Sections 4.04 through 4.19, inclusive, of the Term Loan Agreement is true and correct; PROVIDED, HOWEVER, that with respect to any such representation or warranty which is modified by the term "Material Adverse Change", for the purposes of this SECTION 2.07 such term shall mean (i) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of the Company or any of its Subsidiaries, or (ii) any event or occurrence of whatever nature which could have a material adverse effect on the Company's or any Founder's ability to perform their respective obligations under this Agreement.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF TIG

        TIG hereby represents and warrants to the Company and each of the Founders as follows:

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        3.01  ORGANIZATION. TIG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut.

        3.02 CORPORATE AUTHORITY. TIG has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by TIG and the consummation by TIG of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of TIG, and no other corporate proceedings on the part of TIG or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by TIG and the consummation by TIG of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TIG and constitutes a legal, valid and binding obligation enforceable against TIG in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.03  NON-CONTRAVENTION; APPROVALS AND CONSENTS.
(a) The execution and delivery of this Agreement by TIG do not and the performance by TIG of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of its assets or properties under, any of the terms, conditions or provisions of (i) the certificate of incorporation or by-laws of TIG, (ii) any Law or Order of any Governmental or Regulatory Authority applicable to TIG or any of its assets or properties, or (iii) any Contract to which TIG is a party or by which TIG or any of its assets or properties is bound.

        (b) Except for compliance with Section 628.461 of the Florida Statutes, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which TIG is a party or by which TIG or any of its assets or properties is bound for the execution and delivery of this Agreement by TIG, the performance by TIG of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to materially impair the ability of TIG to consummate the transactions contemplated by this Agreement.

        3.04 NATURE OF PURCHASE. TIG is purchasing the shares to be purchased by it hereunder for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any portion thereof, and TIG has no present intention of selling, granting any participation in, or otherwise distributing the same.

        3.05 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by TIG directly with the Company and the Founders without the intervention of any Person on behalf of TIG in such manner as to give rise to any claim for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                            AGREEMENTS OF THE PARTIES

        4.01 RESTRICTIONS ON CERTAIN TRANSFERS; RIGHTS OF FIRST REFUSAL; PARTICIPATION RIGHTS.

        (a) Until such time (the "TERMINATION DATE") as the TIG Group
(as defined below) ceases to own at least ten percent (10%) of the Number of Shares Outstanding (as defined below) and any Series I Preferred Shares, neither TIG nor any Founder shall, directly or indirectly, assign, sell, pledge, hypothecate or otherwise transfer or dispose of ("DISPOSE" or a "DISPOSITION") any shares of Common Stock, Class B Common Stock or Series I Preferred Shares beneficially owned by it, except that the foregoing restriction shall not apply to (A) a Disposition to TIG Holdings, Inc., a Delaware corporation ("TIG HOLDINGS"), or any other Person directly or indirectly controlled by or under common control with TIG Holdings (collectively, the "TIG GROUP"), (B) (i) any transfer or assignment for consideration or any gift of shares of Common Stock by any Founder to any spouse, child, parent, sibling or grandchild of such Founder, or to a trust of which there are no principal beneficiaries other than such Founder or one or more of such relatives; (ii) any transfer by a Founder to a legal representative in the event such Founder becomes mentally incompetent,
(iii) any transfer by a Founder by will or the laws of descent and distribution (the Persons described in subclauses (i), (ii) and (iii) being referred to herein as "PERMITTED FOUNDERS' TRANSFEREES"); or (iv) any Disposition by a Founder or any Permitted Founders' Transferee to any other Founder or Permitted Founders' Transferee; (C) a Disposition of Common Stock through a BONA FIDE underwritten public offering registered under the Securities Act, (D) a sale by the TIG Group of all of the Series I Preferred Shares as part of a transaction in which all the shares of Common Stock owned by the TIG Group are being sold to any Person or group of Persons in accordance with clause (G) below, (E) pursuant to a merger or consolidation of the Company or a recapitalization of any shares of Common Stock, Class B Common Stock or Series I Preferred Shares, (F) any sale of shares of Class B Common Stock to the Company by TIG in accordance with SECTIONS 1.04(E) or 1.05 or (G) a cash sale of shares of Common Stock or Class B Common Stock effected in accordance with the provisions of paragraph (b) below; PROVIDED that in the case of, and as a condition to, any Disposition to any Person pursuant to clauses (A), (B) or (G), such Person (unless already a party hereto) shall simultaneously with such Disposition agree in a written instrument, in form and substance satisfactory to the other parties hereto, to be bound by the provisions of this Agreement to the same extent as the transferor of the shares to such Person as though an original signatory hereto. For purposes of this Agreement, "NUMBER OF SHARES OUTSTANDING" means, as of any date, the aggregate number of shares of Common Stock and Class B Common Stock actually outstanding on such date.

        (b) Until the Termination Date, in the event that any Founder or group of Founders, on the one hand, or any member or group of members of the TIG Group, on the other hand (in either case, an "OFFEROR"), intends to sell any or all of the shares of Common Stock or Class B Common Stock owned by it, in a transaction to which none of clauses (A) through (F) of SECTION 4.01(A) is applicable, such sale shall be subject to the terms and conditions set forth in this SECTION 4.01(B).

          (i)  The Offeror shall first deliver:

          (x) a written notice (the "SALE NOTICE") (1) in the case of any intended sale by a Founder or group of Founders, to TIG, or (2) in the case of any intended sale by any member or group of members of the TIG Group, to the Founders (in each case, the "OFFEREE"), specifying the number of shares of Common Stock or Class B Common Stock proposed to be sold (the "OFFERED SECURITIES"), the identity of the proposed transferee (the "PURCHASER") and the price and the other BONA FIDE terms and conditions for such sale (the "SALE TERMS"), and attaching a copy of the contract entered into with such Purchaser, which contract shall be expressly subject to the Offeree's right of first refusal hereunder, and such Sale Notice shall constitute an irrevocable offer (subject to the satisfaction of all regulatory requirements) to the Offeree, for the period of time set forth below, to sell the Offered Securities on the Sale Terms, and

          (y) concurrently with the Sale Notice, an irrevocable written offer (the "OFFER TO

         PARTICIPATE") signed by the Purchaser offering to purchase from the Offeree on the Sale Terms the number of shares of Common Stock or Class B Common Stock obtained by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock and Class B Common Stock owned by the Offeree on the date of the Sale Notice, and the denominator of which is the aggregate number of shares of Common Stock and Class B Common Stock owned by the Offeree and the Offeror on the date of the Sale Notice; PROVIDED, HOWEVER, that if any member of the TIG Group is the Offeror, in no event shall the Founders be entitled to sell more than a number of shares equal to 50% of the Offered Securities.

          (ii) For a period of thirty (30) days following receipt of the Sale Notice (the "OFFER PERIOD"), the Offeree (which, in the case of the Founders, shall mean all of the Founders acting collectively through an agent designated among them and, in the case of the TIG Group, shall mean all members of the TIG Group acting collectively through an agent designated among them) may (but shall not be obligated to) elect either:

          (x) to purchase all, but not less than all, of the Offered Securities on the Sale Terms by delivering to the Offeror an irrevocable written notice stating (i) that the Offeree wishes to purchase such Offered Securities, subject to the satisfaction of all regulatory requirements (the "ACCEPTANCE NOTICE"), and (ii) in the case of a purchase by one or more of the Founders, the name of each Founder purchasing Offered Securities and the amount of Offered Securities being purchased by such Founder; or

          (y) to accept the Offer to Participate, in whole or in part, pursuant to the terms and conditions set forth therein, by delivering written notice of such acceptance (the "PARTICIPATION NOTICE") to the Offeror and the Purchaser, stating the number of shares that the Offeree desires to sell, which Participation Notice shall constitute an agreement, binding on the Offeree, to sell the number of shares specified in the Participation Notice to the Purchaser.

          (iii) If, within the Offer Period, the Offeree has not delivered an Acceptance Notice, then the Offeror shall have a period of thirty (30) days (the "SELLING PERIOD") in which it shall be free to sell all, but not less than all, of the Offered Securities (subject to the rights of any Offeree that has delivered a Participation Notice to sell shares to the Purchaser) to the Purchaser on the Sale Terms; PROVIDED that if such sale shall not have been consummated within the Selling Period, none of such Offered Securities may be sold and all such Offered Securities shall again be subject to the provisions of this SECTION 4.01 and may be sold only in the manner, and subject to the provisions, set forth in this SECTION 4.01; and PROVIDED further, that the Selling Period will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and sale and, in the case of a favorable determination, for an additional five (5) business days.

          (iv) Any purchase and sale pursuant to an Acceptance Notice shall occur on the date designated by the Offeree, which date shall be within thirty (30) days following the date of delivery of the Acceptance Notice, at the principal offices of the Company unless otherwise agreed, subject to the satisfaction of all applicable regulatory requirements. At the closing of such purchase and sale, the Offeror will deliver certificates evidencing the Offered Securities to be so purchased against delivery by the Offeree of the price included in the Sale Terms. The Offeree and the Offeror will use their reasonable best efforts to accomplish the satisfaction of all applicable regulatory requirements with respect to such purchase, and the date on which such purchase and sale must be completed in accordance with this paragraph will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and sale and, in the case of a favorable determination, for an additional five (5) business days.

          (c) The failure of any Offeree to deliver an Acceptance Notice or a Participation Notice in connection with any one Sale Notice delivered by an Offeror will not, in any manner, waive or otherwise impair the rights of such Offeree to deliver an Acceptance Notice or a Participation Notice in connection with any other Sale Notice.

          4.02 PREEMPTIVE RIGHTS. (a) Unless any shares of Series I Preferred Stock are outstanding, and for so long as (i) the TIG Group continues to own at least ten percent (10%) of the Number of Shares Outstanding and (ii) the closing date of the sale of any shares of Common Stock pursuant to an initial public offering registered under the Securities Act has not occurred, in the event that the Company shall issue any shares of Common Stock or Class B Common Stock (including upon the exercise of any Option to acquire shares of Common Stock or Class B Common Stock, other than the loan outstanding under the Term Loan Agreement) to any Person other than a member of the TIG Group (a "TRIGGERING ISSUANCE"), TIG shall thereafter have the right to purchase, in accordance with the terms of the next succeeding paragraph, up to such number of shares of (i) unless the Exchange has occurred, Class B Common Stock or (ii) if the Exchange has occurred, Common Stock, which, together with the number of shares of Class B Common Stock or Common Stock held by the TIG Group on the date of such purchase by TIG, will not exceed the percentage of the Number of Shares Outstanding which was held by the TIG Group immediately prior to such Triggering Issuance. The Company shall promptly give TIG written notice of any Triggering Issuance.

          (b) Any purchase by TIG pursuant to the provisions of the preceding paragraph shall occur on the date designated in a written notice to the Company by TIG, which date shall be within ninety (90) days following the date of delivery of the notice of a Triggering Issuance, at the principal offices of the Company unless otherwise agreed, subject to the satisfaction of all applicable regulatory requirements. The purchase price to be paid by TIG in any such purchase shall be equal to the price paid to the Company in connection with the applicable Triggering Issuance. The Company and TIG will use their reasonable best efforts to accomplish the satisfaction of all applicable regulatory requirements with respect to such purchase, and the date on which such purchase and sale is scheduled will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and sale and, in the case of a favorable determination, for an additional five (5) business days.

          4.03 DESIGNEE DIRECTOR. (a) Effective as of the date hereof, the Board of Directors shall elect a designee of TIG to serve on the Board of Directors from the date hereof until the end of the designee's term.

          (b) Thereafter, until such time as (i) there ceases to be outstanding any indebtedness of the Company under the Term Loan Agreement and (ii) the TIG Group ceases to own any shares of Common Stock or Class B Common Stock or Series I Preferred Shares, the Board of Directors shall, at each meeting of stockholders of the Company at which the term of the director designated by TIG expires, nominate for election as a director of the Company, in accordance with the Company's procedures for nomination of directors as provided for in its By-Laws, a designee of TIG to stand for election for a succeeding term, and shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary.

          (c) If any director designated by TIG in accordance with this SECTION
4.03 shall decline or be unable to serve for any other reason, the Board of Directors shall promptly upon the request of TIG nominate or elect, as the case may be, another designee of the TIG Group recommended by TIG to replace such designee.

          (d) In the event that the director designated by TIG is to be absent from any Board of Directors meeting, a representative designated by TIG may attend the meeting in the place of such director (but shall not have any of the powers of a director). The Company shall reimburse the reasonable travel expenses of the director designated by TIG or designated representative in connection with his attendance at Board of Directors meetings.

          (e) For so long as TIG has the right, pursuant to this SECTION 4.03, to designate a member of the Board of Directors, the Company shall limit the size of the Board of Directors to the number of directors as of the date hereof, not including any director designated by TIG or Underwriters Reinsurance Company ("URC").

          (f) Each of the Founders agrees to vote, in person or by proxy, all of the shares of Common Stock owned by such Founder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the designee of TIG in accordance with this SECTION 4.03.

          4.04 INDEMNIFICATION AND EXPENSES. (a) The Company shall indemnify TIG and its officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless against, any loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees) suffered, incurred or sustained by any one of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or (ii) any action brought by any Person in connection with the transactions contemplated by this Agreement; PROVIDED that the Company shall not be required to indemnify any such Person in respect of any such loss, liability, cost or expense arising as a result of such Person's breach of any provision of this Agreement, gross negligence or wilful misconduct.

          (b) The Company shall, promptly upon request therefor, reimburse TIG for its reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel not to exceed, together with such fees which are reimbursed pursuant to Section 9.03 of the Term Loan Agreement, $40,000) incurred in connection with its purchase of securities of the Company pursuant to this Agreement, including the preparation of this Agreement, the Term Loan Agreement, the Registration Rights Agreement and the Reinsurance Agreement, and any related documentation.

          4.05 ACCESS. In addition to, and not in limitation of, the rights that the director designated by TIG has under the FBCA to inspect the books and records of the Company and its Subsidiaries, for so long as TIG has the right, pursuant to SECTION 4.03, to designate a member of the Board of Directors, the Company will permit TIG, or any representatives designated by it, to visit and inspect, at TIG's expense, any of the properties of the Company or any of its Subsidiaries, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees and accountants, all to such reasonable extent and at such reasonable times and intervals as TIG may reasonably request in connection with the investment of TIG in the Company or to the extent required by the director designated by TIG in order to carry out his fiduciary duties as a director; PROVIDED, HOWEVER, that TIG and its representatives will keep confidential any confidential or proprietary information obtained in connection with the rights granted under this SECTION 4.05 that is not otherwise (a) publicly available, (b) known or becomes known to the TIG Group on a non-confidential basis from a source not bound by a confidentiality obligation to the Company or (c) required to be disclosed under applicable law.

          4.06 LOST SECURITIES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing shares of Class B Common Stock or Common Stock or Series I Preferred Shares owned by any member of the TIG Group, and (in case of loss, theft or destruction) of the agreement by TIG to indemnify the Company in respect thereof, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will deliver in lieu of such certificate a new certificate of the same type and the same aggregate number of shares evidenced by the certificate so lost, stolen, destroyed or mutilated.

          4.07 ISSUANCE OF CAPITAL STOCK. Until the Termination Date, neither the Company nor Associated Business & Commerce Insurance Corporation ("ABC INSURANCE") will authorize or issue any additional series of capital stock without the prior written consent of TIG, except as permitted pursuant to
Section 6.13 of the Term Loan Agreement.

          4.08 PUBLIC OFFERING. Until the earlier of the fourth anniversary of the date hereof and the Termination Date, neither the Company nor ABC Insurance shall complete an underwritten public offering of its securities without the prior written consent of TIG, other than shares of ABC Insurance's 6% Cumulative Convertible Preferred Stock, Series A, issued to secure premium payments.

          4.09 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Purchased Shares solely for (i) the repayment of indebtedness owing by the Company to URC, (ii) the purchase of equivalent amounts of Convertible Preferred Stock, Series B, of ABC Insurance, when necessary to increase the capital of ABC Insurance, (iii) loan repayment or prepayment to TIG, (iv) redemption of Series I Preferred Stock and (v) reasonable operating expenses of the Company.

          4.10 CHARTER AND BY-LAW AMENDMENTS. The Company and each of the Founders covenants and agrees that, for so long as TIG is entitled to designate a member of the Board of Directors pursuant to SECTION 4.03, the Company shall not amend its Articles of Incorporation or By-Laws without the prior written consent of TIG.

          4.11 LEGEND ON CERTIFICATES. Each certificate representing shares of Common Stock or Class B Common Stock or Series I Preferred Shares beneficially owned by any member of the TIG Group or any Founder shall be imprinted with a legend in the following form until such time as all restrictions on the Disposition of such shares hereunder are terminated:

          "THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF
          ARTICLE IV OF A CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 4, 1996, BY AND AMONG ASSOCIATED BUSINESS & COMMERCE HOLDINGS, INC., A FLORIDA CORPORATION, ERROL BADER, LAWRENCE J. MARCHBANKS, FREDERICK R. PROUT, DANIEL J. WEBBER AND JAMES L. WILSON, AND TIG REINSURANCE COMPANY, A CONNECTICUT CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

The Company shall not (i) give effect on its books to an attempted Disposition of any shares of Common Stock or Class B Common Stock or Series I Preferred Shares which shall have been Disposed of in violation of any provision of this Agreement, or (ii) treat any transferee who obtains any shares of Common Stock or Class B Common Stock or Series I Preferred Shares in violation of any provision of this Agreement as the owner of such shares or accord any transferee thereof the right to vote or to receive dividends in respect of such shares. The Company will issue new certificates not imprinted with the foregoing legend to any holder of shares of Common Stock or Class B Common Stock or Series I Preferred Shares not subject to the restrictions on Disposition contained in this Agreement. Certificates representing Class B Shares, Series I Preferred Shares and shares of Common Stock issued in the Exchange shall also bear such legends as the Company reasonably determines are required to ensure compliance with the Securities Act and applicable state securities or blue sky laws.

          4.12 URC OPTIONS. For thirty (30) days after the date on which any option to purchase shares of Common Stock or Class B Common Stock held by URC pursuant to the Option Agreement, dated as of December 5, 1995, as amended, among the Company, URC and the Founders (the "URC OPTION AGREEMENT") expires, TIG shall have the right to purchase the number of shares of Common Stock or Class B Common Stock, at TIG's option, which URC was entitled to purchase upon exercise of such option, at a purchase price of $1.00 per share. Any purchase by TIG pursuant to the preceding sentence shall occur on the date designated in a written notice to the Company by TIG, which date shall be within such thirty
(30) day period, at the principal offices of the Company unless otherwise agreed, subject to the satisfaction of all applicable regulatory requirements. The Company and TIG will use their reasonable best efforts to accomplish the satisfaction of all applicable regulatory requirements with respect to such purchase, and the date on which such purchase and sale is scheduled will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and sale and, in the case of a favorable determination, for an additional five (5) business days.

                                    ARTICLE V

                       ADDITIONAL COVENANTS OF THE COMPANY

                 For so long as the TIG Group owns any Series I
Preferred Shares:

          5.01 AFFIRMATIVE COVENANTS. The Company covenants and agrees that, regardless of whether there remains outstanding any indebtedness of the Company under the Term Loan Agreement, it shall comply with each of the covenants of the Company set forth in Article V of the Term Loan Agreement.

          5.02 NEGATIVE COVENANTS. The Company covenants and agrees that, regardless of whether there remains outstanding any indebtedness of the Company under the Term Loan Agreement, it shall not take any of the actions, or permit to occur any of the events, set forth in Article VI of the Term Loan Agreement.

          5.03 FINANCIAL COVENANTS. The Company covenants and agrees that, regardless of whether there remains outstanding any indebtedness of the Company under the Term Loan Agreement, it shall comply with each of the financial covenants of the Company set forth in Article VII of the Term Loan Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

          6.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the First and Second Closings hereunder.

          6.02 AMENDMENT AND WAIVER. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          6.03 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

      (a) IF TO THE COMPANY:

          Associated Business & Commerce Holdings, Inc.
          c/o Marchbanks, Daiello & Leider, PA
          4800 N. Federal Highway, Suite 101E
          Boca Raton, Florida 33431
          Attention: Lawrence J. Marchbanks
          Facsimile No.: (407) 750-9624
        with a copy to:

          Morgan, Lewis & Bockius LLP
          5300 First Union Financial Center
          200 South Biscayne Boulevard
          Miami, Florida  33131-2339
          Attention:  John S. Fletcher, Esq.
          Facsimile No.:   (305) 579-0321

      (b) IF TO TIG:

          TIG Reinsurance Company
          300 First Stamford Place
          Stamford, Connecticut  06902
          Attention:  Allen Binder
          Facsimile No.:  (203) 356-0196

         with copies to:

          TIG Holdings, Inc.
          65 East 55th Street, 28th Floor
          New York, New York  10022
          Attention:  General Counsel
          Facsimile No.:  (212) 371-8574

          and

          Milbank, Tweed, Hadley & McCloy
          1 Chase Manhattan Plaza
          New York, New York 10005
          Attention:  Robert S. Reder, Esq.
          Facsimile No.:  (212) 530-5219

      (c) If to the Founders, to the addresses set forth on the signature pages hereto.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          6.04 ENTIRE AGREEMENT. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and thereof, including without limitation, the term sheet entered into on November 15, 1996, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof. To the extent that this Agreement conflicts with any provision of any agreement among some or all of the Founders, the provisions of this Agreement shall control. In addition, each Founder agrees that, on and after the date of this Agreement, he shall not enter into any agreement or understanding with any Person which would conflict with or be inconsistent with the provisions of this Agreement.

          (b) The Company Disclosure Letter is hereby incorporated into this Agreement and made a part hereof for all purposes as if fully set forth herein.

          6.05 PUBLIC ANNOUNCEMENTS. The parties hereto will consult in good faith concerning the timing and content of any press release or other public statement relating to this Agreement or the transactions contemplated hereby.

          6.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns. It is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than a Person entitled to indemnity under.

          6.07 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that TIG may assign any or all of its rights, interests and obligations hereunder to a member of the TIG Group, PROVIDED that any such member agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          6.08 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          6.09 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof, except for matters relating to the internal corporate affairs of the Company, which shall be governed by and construed in accordance with the FBCA.

          6.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          (a) Each party hereby irrevocably submits to the jurisdiction of any State of New York or United States Federal court sitting in the Borough of Manhattan, New York over any action or proceeding arising out of or relating to this Agreement, the securities purchased hereunder or the Registration Rights Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State of New York or Federal court. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in this Agreement. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Each party agrees that any action or proceeding brought against TIG shall be brought only in a State of New York or United States Federal court sitting in the Borough of Manhattan, New York.

          (b) Nothing in this SECTION 6.11 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party hereto, or their respective property, in the courts of any other jurisdictions.

          (c) To the extent that any party has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the securities purchased hereunder and the Registration Rights Agreement.

          6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first written above.

                                    ASSOCIATED BUSINESS & COMMERCE
                                      HOLDINGS, INC.

                                       By:  /s/Lawrence J. Marchbanks
                                            ----------------------------
                                            Name: Lawrence J. Marchbanks
                                            Title: Chairman

                                    TIG REINSURANCE COMPANY

                                       By:  /s/ Allen D. Binder
                                            ----------------------------
                                            Name: Allen D. Binder
                                            Title: Vice President

                                    FOUNDERS
                                            /S/ ERROL BADER
                                            ----------------------------
                                            Name:   Errol Bader
                                            Address for Notices:

                                            Associated Business & Commerce
                                            Holdings, Inc.
                                            c/o Marchbanks, Daiello & Leider, PA
                                            4800 N. Federal Highway, Suite 101E
                                            Boca Raton, Florida  33431
                                            Attention:  Errol Bader
                                            Facsimile No.:  (407) 750-9624

                                            /s/ Lawrence J. Marchbanks
                                            -----------------------------
                                            Name:   Lawrence J. Marchbanks
                                            Address for Notices:

                                            Associated Business & Commerce
                                            Holdings, Inc.
                                            c/o Marchbanks, Daiello & Leider, PA
                                            4800 N. Federal Highway, Suite 101E
                                            Boca Raton, Florida  33431
                                            Attention:  Lawrence J. Marchbanks
                                            Facsimile No.:  (407) 750-9624

                                            /s/ Frederick R. Prout
                                            ------------------------------
                                            Name:   Frederick R. Prout
                                            Address for Notices:

                                            Associated Business & Commerce
                                            Holdings, Inc.
                                            c/o Marchbanks, Daiello & Leider, PA
                                            4800 N. Federal Highway, Suite 101E
                                            Boca Raton, Florida  33431
                                            Attention:  Frederick R. Prout
                                            Facsimile No.:  (407) 750-9624

                                            /s/ DANIEL J. WEBBER
                                            ------------------------------
                                            Name:   Daniel J. Webber
                                            Address for Notices:

                                            Associated Business & Commerce
                                            Holdings, Inc.
                                            c/o Marchbanks, Daiello & Leider, PA
                                            4800 N. Federal Highway, Suite 101E
                                            Boca Raton, Florida  33431
                                            Attention:  David J. Weber
                                            Facsimile No.:  (407) 750-9624

                                            /s/ JAMES L. WILSON
                                            ------------------------------
                                            Name:  James L. Wilson
                                            Address for Notices:

                                            Associated Business & Commerce
                                            Holdings, Inc.
                                            c/o Marchbanks, Daiello & Leider, PA
                                            4800 N. Federal Highway, Suite 101E
                                            Boca Raton, Florida  33431
                                            Attention:  James L. Wilson
                                            Facsimile No.:  (407) 750-9624